UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
 _______________________________________________________

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FIRST NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

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March 27, 2019

Dear Fellow Shareholder:

You are cordially invited to attend First National Corporation’s 2019 Annual Meeting of Shareholders. The meeting will be held on Wednesday, May 8, 2019 at 10:00 a.m., at the First Bank Operations Center, 406 Borden Mowery Drive, Strasburg, Virginia. The accompanying proxy statement describes the matters to be presented at the meeting.

We are furnishing proxy materials to our shareholders primarily over the Internet. You may read, print and download the 2018 Annual Report on Form 10-K and the proxy statement at http://materials.proxyvote.com/32106V. On March 27, 2019, we mailed our shareholders a notice with instructions on how to access these materials and how to vote their shares online. The notice also provides instructions on how you can request a paper copy of these materials if you would prefer.

Whether or not you plan to attend in person, it is important that your shares be represented and your vote recorded. You may vote your shares by Internet, by telephone, by regular mail (if you request a paper copy), or in person at the Annual Meeting. Instructions regarding the various methods of voting are contained on the notice separately mailed to you or on the proxy card, as applicable. If you later decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the meeting.

Sincerely,
Scott C. Harvard
President and Chief Executive Officer

FIRST NATIONAL CORPORATION
112 West King Street
Strasburg, Virginia 22657
March 27, 2019

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

The 2019 Annual Meeting of Shareholders of First National Corporation will be held at the First Bank Operations Center, 406 Borden Mowery Drive, Strasburg, Virginia, on Wednesday, May 8, 2019, beginning at 10:00 a.m. The items of business are:

1.	To elect eight directors, each for a term of one year;

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the year ending December 31, 2019;

3.	To consider and approve a non-binding advisory resolution approving the compensation of our named executive officers;

4.	To consider and approve a non-binding advisory recommendation of the frequency of future votes on the Company’s executive compensation program;

5.
To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Shareholders of record of First National Corporation common stock (FXNC) at the close of business on March 15, 2019, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Gerald F. Smith, Jr.
Vice Chairman and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2019: A complete set of proxy materials relating to First National Corporation’s Annual Meeting of Shareholders are available on the Internet. These materials, consisting of the notice of Annual Meeting, the proxy statement, the proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2018 may be viewed at http://materials.proxyvote.com/32106V.

GENERAL INFORMATION

This Proxy Statement is furnished to holders of common stock, $1.25 par value per share (the “Common Stock”), of First National Corporation (the “Company”) in connection with the solicitation of proxies on behalf of the Company by the Board of Directors (the “Board”) of the Company to be used at the Annual Meeting of Shareholders to be held on May 8, 2019 at 10:00 a.m. at the First Bank Operations Center, 406 Borden Mowery Drive, Strasburg, Virginia, and any adjournment thereof (the “Annual Meeting”).

We are furnishing our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each shareholder. On or about March 27, 2019, we first mailed an Important Notice Regarding the Availability of Proxy Materials on the Internet (the “Notice”) to shareholders and posted our proxy materials on the Internet site referenced therein. These proxy materials include the accompanying notice of Annual Meeting, this proxy statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2018. The Notice provides information regarding how to access these proxy materials on the Internet, vote your shares or request a paper copy of these materials.

Only shareholders of record at the close of business on March 15, 2019 (the “Record Date”) will be entitled to vote at the Annual Meeting.  On the Record Date, there were 4,963,487 shares of Common Stock issued and outstanding and 544 shareholders of record and approximately 622 additional beneficial owners of shares of Common Stock.

The principal executive offices of the Company are located at 112 West King Street, Strasburg, Virginia 22657.

Voting

Each share of Common Stock is entitled to one vote at the Annual Meeting.  A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Shareholders are encouraged to vote using any of the methods available to our shareholders. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. The Company is pleased to offer its shareholders the convenience of voting by phone and online via the Internet. Please review the Notice separately mailed to you or the proxy card, as applicable, for instructions. Please be aware that if you vote your shares by phone or over the Internet, you may incur costs or charges from your phone service or Internet access provider for which you are responsible.

If you execute a proxy by completing and returning a proxy card or voting by phone or online in time to be voted at the Annual Meeting, the shares represented by it will be voted in accordance with your instructions.  Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Secretary of the Company (Secretary, First National Corporation, c/o Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717); (ii) submitting a subsequent vote using any of the methods described above; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of your intention to vote in person.  If your shares are held in “street name,” and you want to change or revoke voting instructions you have given to the record holder of your shares, please follow the directions given by the institution that holds your shares. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter. A broker is prohibited from voting on the election of directors, the advisory vote on executive compensation, and the advisory vote on the frequency of future votes on executive compensation without instructions from the beneficial owner; therefore, there may be broker nonvotes on Proposals One, Three, and Four. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal Two; therefore, no broker nonvotes are expected to exist in connection with this proposal.

If no contrary instructions are given, each proxy executed and returned by a record shareholder will be voted for the election of the nominees described in this Proxy Statement, for Proposals Two and Three, and for "Three Years" on Proposal Four. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the Annual Meeting.

Solicitation of Proxies

Solicitation is being made by the Board of Directors by mail and electronic notice and access to the Internet. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or in person by directors, officers and employees of the Company, its subsidiaries or affiliates, none of whom will receive additional compensation for these services. The Company may retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Costs of solicitation of proxies will be borne by the Company.

Executive Officers Who Are Not Directors

Executive Officer	Age	Position
M. Shane Bell	46

Mr. Bell has served as Executive Vice President and Chief Financial Officer of the Company and First Bank (the “Bank”), its wholly-owned subsidiary, since March 2005. He had previously served as Senior Vice President and Chief Financial Officer of the Company and the Bank from 2003 to 2005, Senior Vice President - Risk Management of the Bank in 2003 and Vice President - Risk Management of the Bank from 2002 to 2003.  Prior to joining the Bank, Mr. Bell was employed from 1994 to 2002 as a Manager at the accounting firm of Yount, Hyde & Barbour, P.C.

Dennis A. Dysart	47
Mr. Dysart has served as Senior Executive Vice President and Chief Operating Officer of the Company since August 2014 and has served as President and Chief Operating Officer of the Bank since June 2015. He had previously served as Senior Executive Vice President and Chief Operating Officer of the Bank from August 2014 through May 2015, Senior Executive Vice President and Chief Credit Officer of the Company and the Bank from February 2012 through July 2014, Executive Vice President and Chief Operating Officer of the Company and the Bank from May 2011 through January 2012, Interim Chief Executive Officer of the Company and the Bank from January 2011 through April 2011, Executive Vice President and Chief Administrative Officer of the Bank from March 2005 through December 2010, Executive Vice President - Administration of the Bank from 2003 to 2005 and Senior Vice President - Administration of the Bank from 1999 to 2003.  Mr. Dysart has been employed by the Bank since 1993.

PROPOSAL ONE:

ELECTION OF DIRECTORS

There are currently eight directors serving on the Board, all of whom are standing for re-election at the Annual Meeting to serve for a one-year term and until the election and qualification of their respective successors.

Unless authority is withheld in the proxy, each proxy executed and returned by a record shareholder will be voted for the election of the nominees listed below.

Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon.  If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board.  At this time, the Board knows no reason why any of the nominees listed below may not be able to serve as a director if elected. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.

Set forth below is the name of each nominee and, as to each of the nominees, certain information including age and the year in which the director was first elected to the Board. Additional information regarding the specific experience and skills of each nominee that led to the conclusion that the person should serve as director of the Company is also provided below. Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PERSONS NOMINATED BY THE BOARD.

Nominees

Nominee	Age	Director Since
Jason C. Aikens	38	2018
Emily Marlow Beck	41	2014
Boyce E. Brannock	58	2017
Elizabeth H. Cottrell	68	1992
W. Michael Funk	66	2014
Scott C. Harvard	64	2011
Gerald F. Smith, Jr.	57	2007
James R. Wilkins, III	50	2001

Jason C. Aikens is Vice President and Partner of Aikens Group, a real estate firm headquartered in Winchester, Virginia. With over twenty years of experience in the hospitality and real estate industry, Mr. Aikens and his team own and manage a diverse real estate portfolio consisting of hotels, multifamily units, and commercial real estate properties. Mr. Aikens also serves as a director of NW Works and Valley Health’s Winchester Medical Center Foundation, both non-profit organizations. His business experience and leadership roles in the community qualify him for service on the Board.

Emily Marlow Beck is President of Marlow Motor Co., Inc. in Front Royal, Tri-State Nissan in Winchester, and Marlow Ford in Luray, Virginia, all of which are automotive sales and service firms. Prior to joining Marlow Motor Co. in 2010, she was a Partner and Vice Chair of the Dealership Practice Group at Hudson Cook, LLP, a law firm specializing in consumer credit compliance. Mrs. Beck is also a member of the Board of Directors of the Virginia Automobile Dealers Association. Her experience managing successful businesses and legal background in consumer credit qualify her for service on the Board.

Boyce E. Brannock is a partner in the law firm of TimberlakeSmith in Staunton, Virginia where he concentrates in business law, real estate law, estate planning, and commercial transactions. Mr. Brannock previously served on the Board of Directors and as an officer for a private foundation supporting the Frontier Culture Museum and previously served on the board of directors of other non-profit organizations, including Big Brothers Big Sisters of the Central Blue Ridge, the Greater Augusta Regional Chamber of Commerce, and the Staunton Kiwanis Club. He was President of the Baptist General Association of Virginia, a statewide non-profit. He is also a previous President of the Augusta Bar Association. His expertise in business law and his leadership roles in the community qualify him for service on the Board.

Elizabeth H. Cottrell serves as Chairman of the Board of the Company and the Bank. Mrs. Cottrell owns RiverwoodWriter, LLC, a writing, editing and desktop publishing business in Maurertown, Virginia. She brings experience in networking, marketing, and social media, combined with her knowledge and connections gained as a previous member of the Shenandoah Memorial Hospital Foundation Board and the Shenandoah County School Board. Mrs. Cottrell currently serves as Treasurer of the Moore Educational Trust board. The insight Mrs. Cottrell provides from her experience as a business owner and her leadership roles in the community qualify her for service on the Board.

W. Michael Funk served as President, CEO, and director of Virginia Savings Bank until his retirement in 2012. He is a member of the Economic Development Authority for the Town of Woodstock and President of the Shenandoah Community Foundation. Mr. Funk is also a past board member of the Virginia Bankers Association and the Lord Fairfax Community College Education Foundation. He is active in supporting the community through leadership roles with local non-profit organizations. His experience as CEO of a financial institution, prior bank board service, and leadership roles in the community qualify him for service on the Board.

Scott C. Harvard has served as President and Chief Executive Officer of the Company since May 2011 and has served as Chief Executive Officer of the Bank since June 2015. He had previously served as President and Chief Executive Officer of the Bank from May 2011 through May 2015. Prior to joining the Company, Mr. Harvard owned and operated Harvard Resources from 2009 to 2011, held the position of Executive Vice President of Hampton Roads Bankshares from 2008 to 2009 and held the position of President and Chief Executive Officer of Shore Financial Corporation, and its wholly-owned subsidiary, Shore Bank, from 1985 to 2008. Mr. Harvard currently serves as Chairman of the Board of the Virginia Bankers Association and also serves on the Boards of the Federal Home Loan Bank of Atlanta and CBB Financial Corp. His extensive knowledge of the banking industry and his experience in financial services qualify him for service on the Board.

Gerald F. Smith, Jr. is the Chairman, Chief Executive Officer, and President of Valley Proteins, Inc., a rendering business headquartered in Winchester, Virginia. He has been President since 1992 and Chairman and CEO since 2003. Mr. Smith recently served as Chairman of the National Renderers Association and has served as a director of other associations in his industry. He is a Certified Public Accountant and has been licensed since 1986. The Board has designated him as the Company’s audit committee financial expert. Mr. Smith’s leadership role in his business and in his industry, along with his finance and accounting knowledge qualify him for service on the Board.

James R. Wilkins, III is President of Silver Lake Properties, Inc. and General Partner of Wilkins Investments, L.P. and Wilkins Enterprises, L.P., all of which are real estate investment, development or management companies in Winchester, Virginia. Mr. Wilkins previously served on the Board of Trustees of the Winchester Medical Center Foundation. He is also a past member of the Finance Committee of Frederick County, Virginia, and a former director of a local banking company. His business experience and leadership roles in the community qualify him for service on the Board.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table sets forth information as of March 15, 2019, regarding the number of shares of Common Stock beneficially owned by all directors, by the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.  Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time, plus shares held in certain trust relationships that may be deemed to be beneficially owned by the nominees under the rules and regulations of the SEC; however, the inclusion of such shares does not constitute an admission of beneficial ownership.

The address for each of the following individuals is First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Stock Ownership Table

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (%)

Jason C. Aikens	14,166	(2)	*
Emily Marlow Beck	2,043		*
M. Shane Bell	20,141		*
Boyce E. Brannock	1,403	(2)	*
Elizabeth H. Cottrell	12,092		*
Dennis A. Dysart	27,854		*
W. Michael Funk	10,020		*
Scott C. Harvard	51,655		1.04%
Gerald F. Smith, Jr.	20,712	(2)(3)	*
James R. Wilkins, III	382,370	(2)	7.70%
All executive officers and directors as a group (10 persons)	542,456	(2)	10.93%

* Indicates that holdings amount to less than 1% of the issued and outstanding Common Stock.

(1)
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days. There were no shares for which any executive officer or director had the right to acquire beneficial ownership within 60 days.

(2)
Amounts presented include shares of Common Stock that the individuals beneficially own indirectly through family members and affiliated companies and other entities, as follows: Mr. Aikens 13,216, Mr. Brannock, 110; Mr. Smith, 2,340; and Mr. Wilkins, 114,373.

(3)	Mr. Smith has disclaimed Beneficial Ownership of 2,340 shares held in trust accounts for the benefit of his children.

Stock Ownership of Certain Beneficial Owners

The following table sets forth, as of March 15, 2019, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%)

James R. Wilkins, III 1016 Lake St. Clair Drive Winchester, Virginia 22603	382,370	(1)	7.70%

Siena Capital Partners GP, LLC 100 N. Riverside Plaza, Suite 1630 Chicago, Illinois 60606	279,867	(2)	5.64%

(1)	Amounts presented include 114,373 shares of Common Stock that Mr. Wilkins beneficially owns indirectly through family members and affiliated companies.
(2) According to Schedule 13G/A filed with the SEC on February 6, 2019, Siena Capital Partners I, L.P. reported that it has shared voting power and shared dispositive power over 277,986 shares, and Siena Capital Partners Accredited, L.P. reported that it has shared voting power and shared dispositive power over 1,881 shares. Siena Capital Partners GP, LLC is the general partner of Siena Capital Partners I, L.P. and Siena Capital Partners Accredited, L.P. and reported shared voting power and shared dispositive power over 279,867 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock.  Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.  Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2018, its officers and directors complied with all such reporting requirements.

CORPORATE GOVERNANCE AND OTHER MATTERS

General

The business and affairs of the Company are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer, and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Conduct and Ethics

The Audit Committee of the Board has approved a Code of Conduct and Ethics for the Company’s directors and employees, including the principal executive officer and principal financial and accounting officer.  The Code addresses such topics as protection and proper use of the Company’s assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, and conflicts of interest.  It is available on the Company’s website at www.fbvirginia.com under “Investor Relations/Corporate Governance/Documents.”

Board and Committee Meeting Attendance

Meetings of the Board are regularly held, at least once per quarter, including an organizational meeting following the conclusion of each Annual Meeting of Shareholders.  There were five meetings of the Board in 2018. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board and meetings of committees of which the director was a member in 2018.

Director Independence

The Board has determined that the following directors are independent as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. (“Nasdaq”):

Jason C. Aikens	Elizabeth H. Cottrell	James R. Wilkins, III
Emily Marlow Beck	W. Michael Funk
Boyce E. Brannock	Gerald F. Smith, Jr.

Dr. Miles K. Davis and Christopher E. French, each of whom did not stand for re-election at the 2018 Annual Meeting of Shareholders, also were considered independent.

The Board considered all relationships that directors had with the Company in determining independence. Emily Marlow Beck is President of Marlow Motor Co., Inc., a business from which the Company purchased a company vehicle in 2018. The Company made payments, in the form of wages, to a family member of James R. Wilkins, III as part of a summer internship program. Most directors of the Company are directors, or hold similar positions, at multiple nonprofit and charitable organizations for which the Company made payments to sponsor events or in the form of charitable contributions. The Board determined that these transactions did not impair the independence of any director under Nasdaq listing standards.

There are no other transactions, relationships or arrangements between the Company and any of the other independent directors except as set forth in “Certain Relationships and Related Party Transactions” in the Executive Compensation section of this Proxy Statement.

Committees

The Company has two standing committees, the Audit Committee and the Compensation and Governance Committee. Information regarding these committees is provided below.

The members of the Audit Committee are:

Emily Marlow Beck (Chair)
W. Michael Funk
Gerald F. Smith, Jr.

The Audit Committee assists the Board in fulfilling the Board’s risk oversight responsibilities. These responsibilities include ensuring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company’s independent registered public accounting firm, and the performance of the internal audit function.  The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other audit, review, or attestation services for the Company.  The Board has adopted a written charter for the Audit Committee.  The Audit Committee Charter is available on the Company’s website at www.fbvirginia.com under “Investor Relations/Corporate Governance/Documents.”

The Board has determined in its business judgment that all members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under Nasdaq listing standards and applicable SEC regulations. In addition, the Board has determined that Mr. Gerald F. Smith, Jr. qualifies as an audit committee financial expert as defined by SEC regulations and has designated him as the Company’s audit committee financial expert.

The Audit Committee met four times during the year ended December 31, 2018.  For additional information regarding the Audit Committee, see “Audit Committee Report” in the Audit-Related Matters section of this Proxy Statement.

The members of the Compensation and Governance Committee are:

Gerald F. Smith, Jr. (Chair)
Jason C. Aikens
Emily Marlow Beck
W. Michael Funk

The Compensation and Governance Committee’s risk oversight duties include reviewing and recommending the levels and types of compensation of officers and employees, including salaries, bonuses, and benefits to the Board. The Committee also reviews and recommends employment agreements for the Chief Executive Officer and other compensation related matters, including fees paid to directors of the Company. The Committee is responsible for assisting the Board in developing a compensation philosophy for attracting, motivating, and retaining high-quality executives that will advance the interests of shareholders and delivering total compensation that is commensurate with performance. The Compensation and Governance Committee assists the Board of Directors in fulfilling its fiduciary responsibilities as to their oversight of management compensation and the organizational structure of the Company.

Management provides compensation recommendations for the Committee’s consideration and administers the Company’s executive compensation programs. Direct responsibilities of management include, but are not limited to:

▪	Providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with the Company’s objectives;

▪	Recommending changes, if necessary, to ensure achievement of all program objectives; and

▪	Recommending pay levels and bonus payouts for executive officers other than the Chief Executive Officer.

The Compensation and Governance Committee is also responsible for identifying, evaluating, and recommending candidates and nominees for Board membership.  As part of that responsibility, the Committee conducts skills assessments of the directors, evaluates the adequacy of the current Board membership, and recommends changes where warranted.  The Committee assists the Board in fulfilling its fiduciary responsibilities as to their risk oversight of the Company, including corporate governance matters, such as the determination of Board and Committee independence.

The Board has adopted a written charter for the Compensation and Governance Committee.  The Compensation and Governance Committee Charter is available on the Company’s website at www.fbvirginia.com under “Investor Relations/Corporate Governance/Documents.”

The Board has determined in its business judgment that all members of the Compensation and Governance Committee are independent as that term is defined in the listing standards of the Nasdaq.  The Compensation and Governance Committee met five times during the year ended December 31, 2018.

Director Selection Process

The Company does not have a separate nominating committee. The Compensation and Governance Committee performs the functions of a nominating committee in considering and recommending director nominees to the full Board. The Committee has established procedures that provide guidance for evaluating the composition of the Board, current directors and director nominees. Procedures include, but are not limited to the following processes and evaluation criteria:

The Process

▪	Evaluating the strengths and weaknesses of the existing Board and the need for additional Board positions;

▪	Considering candidates for Board membership suggested by its members and other Board members, as well as management and shareholders;

▪	Consulting about potential candidates with the Chairman of the Board, the Chief Executive Officer, and other directors as appropriate;

▪	Evaluating the prospective nominee against the specific criteria established for the position, including, but not limited to the criteria below;

▪	Interviewing the nominee, if the Committee decides to proceed with further consideration;

▪	Recommending an action to the Board that makes the final determination whether to nominate or appoint the new director after considering the Committee’s report; and

▪	Generally maintaining criteria for Board positions which are utilized to evaluate directors and director nominees.

The Evaluation Criteria

▪	The ability to represent the interests of the shareholders of the Company;

▪	Standards of integrity, commitment, and independence of thought and judgment;

▪	The ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

▪	The extent to which the prospective nominee assists in achieving a mix of Board members that achieves the proper balance of skills, expertise, experience, independence, and community representation;

▪	The extent of contribution to the range of talent, skill, and expertise appropriate for the Board;

▪	The willingness to meet at least the minimum equity interest holding required by law; and

▪	The willingness to serve on the Board for an appropriate period of time to develop comprehensive knowledge about the Company’s principal operations.

In the consideration of director nominees, including any nominee that a shareholder may submit (as described below), the Board considers, at a minimum, the above evaluation criteria factors for new directors, or the continued service of existing directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Compensation and Governance Committee in connection with an Annual Meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee.  If the notice is not timely and in proper form, the nominee will not be considered by the Company.  To be timely for the 2020 Annual Meeting, the notice must be received within the time frame set forth in “Shareholder Communications” in the Other Information section of this Proxy Statement.  To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II, Section F, of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of First National Corporation, whose address is First National Corporation, 112 West King Street, Strasburg, Virginia 22657.
In addition to fulfilling the evaluation criteria, each director brings a strong and unique background and set of skills to the Board, providing the Board as a whole competence and experience in a wide variety of areas.

Leadership Structure of the Board

The positions of Chairman of the Board and President and Chief Executive Officer of the Company have traditionally been held by separate persons. The principal role of the President and Chief Executive Officer is to execute on Board developed strategies and to manage the business of the Company in a safe, sound, and profitable manner. The role of the Board is to provide independent oversight of the President and Chief Executive Officer, formulate strategy and policy, and to monitor and measure risks within the Company.

Board’s Role in Risk Oversight

The Board oversees risk management to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with corporate strategy and functioning appropriately.

The Board performs its risk oversight in several ways. The Board establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk. The Board also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.
The Board conducts certain risk oversight activities through its committees with direct oversight over specific functional areas. The risk oversight activities of the Audit and Compensation and Governance Committees are described in the “Committees” and “Audit-Related Matters” sections of this proxy statement. These committees are all comprised exclusively of independent directors.
The Board is empowered to create additional standing and ad hoc committees to facilitate regular monitoring and deeper analysis of matters that may arise from time to time. The Board also meets regularly in executive session to discuss a variety of topics, including risk, without members of management present.

In the foregoing ways, the Board is able to monitor the Company’s risk profile and risk management activities on an ongoing basis.

Attendance at the Annual Meeting of Shareholders

The Company encourages members of the Board to attend the Annual Meeting of Shareholders. All of the directors attended the 2018 Annual Meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o First National Corporation, 112 West King Street, Strasburg, Virginia 22657.  Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of First National Corporation.  The Company promptly forwards, without screening, all such correspondence to the indicated directors.

EXECUTIVE COMPENSATION

The Company strives to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the various labor markets and industries in which the Company competes for talent. The Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, compensation plans are designed to support the corporate business strategy and business plan. Expectations are clearly communicated to executives with respect to goals and results and by rewarding achievement. The Company focuses on retaining and recruiting talented executives that can create strong financial performance aligned with shareholders’ interest.  The Company attempts to achieve these objectives through three key compensation elements: base salary, performance-based cash compensation, and equity compensation, along with retirement and health benefits.

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2018 for services rendered to the Company.  These executive officers are referred to as the named executive officers in this proxy statement.  The named executive officers received compensation from First Bank, a wholly-owned subsidiary of First National Corporation.  The named executive officers did not receive any compensation from the Company.  Employment agreements for named executive officers are described in more detail below under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change of Control.”  In 2018, awards were granted under the Executive Incentive Plan.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Scott C. Harvard	2018	319,323	61,217	111,763	13,042	505,345
President	2017	314,090	50,525	126,030	13,425	504,070
Chief Executive
Officer

Dennis A. Dysart	2018	220,088	24,420	68,577	12,594	325,679
Senior Executive Vice	2017	213,677	10,245	64,533	12,203	300,658
President
Chief Operating Officer

M. Shane Bell	2018	202,315	22,200	54,302	15,677	294,494
Executive Vice	2017	192,297	8,086	60,983	15,154	276,520
President
Chief Financial Officer

(1)
The amounts reported reflect the aggregate grant date fair value of the awards for the fiscal year ended December 31, 2018 computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718 – Compensation – Stock Compensation (formerly FASB 123R Share-Based Payment). Stock awards consisted of grants of restricted stock units. For valuation and discussion of assumptions related to stock awards, please refer to Note 22 to the Company’s audited financial statements for the fiscal year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2019.

(2)
This column includes payments earned during 2018 and 2017 under the Executive Incentive Plan for achievements relating to Company and individual performance for the 2018 and 2017 fiscal years, respectively.

(3)
“All Other Compensation” represents matching contributions by the Company to the named executive officer’s account in the Company’s 401(k) plan, life insurance premiums, personal use of Company vehicles, and club dues paid on their behalf.

Compensation Philosophy

In October 2016, the Board of Directors engaged Matthews, Young & Associates, Inc., a compensation consulting firm, to review the Bank’s executive compensation, identify strengths, weaknesses, and voids, and make directional recommendations based on the Bank’s philosophy and strategy.  Their work included a review of both corporate strategy and compensation strategy and examining external competitiveness of compensation and internal equity among the executive team on all components of compensation. As a result of their evaluation, the Company retained its executive compensation program that serves to attract and retain the management talent needed to successfully lead the Company and increase shareholder value. It rewards executives for their knowledge and skill used in carrying out their responsibilities, and motivates their behavior by rewarding desired performance or the meeting of established corporate objectives.

The Company’s executive compensation program primarily consists of base salaries, annual incentive bonuses, long-term incentives in the form of equity-based compensation, and retirement compensation.

Base salary represents the fixed component of the Company's executive compensation program and is designed to provide compensation to executives based upon their experience, duties, and scope of responsibilities.

Annual incentive bonuses may be provided through the Company’s Executive Incentive Plan and represents a variable component of compensation, and are intended to compensate executives for specific achievements or improvements in the Company's performance and individual accomplishments toward specific objectives.

Long-term equity-based incentive compensation may be provided through the 2014 Stock Incentive Plan, and represents a variable component which seeks to reward executives for performance that maximizes long-term shareholder value, while further aligning the executives’ financial interests with those of our shareholders, and also serves as a retention tool.

Retirement compensation is provided through supplemental executive retirement plans intended to provide additional incentives and supplemental retirement income and a 401(k) plan that is a variable component of compensation designed to allow the participants to accumulate assets which will assist in meeting their post-retirement needs.

The Chief Executive Officer recommends the compensation of named executive officers to the Compensation and Governance Committee, which may include base salary, performance goals for annual incentive plans, bonuses, and equity compensation. The Compensation and Governance Committee reviews and recommends the compensation of the Chief Executive Officer to the Board of Directors, which also includes base salary, performance goals for annual incentive plans, bonuses, and equity compensation.

Executive Incentive Plan

In November 2012, the Board of Directors adopted a cash Executive Incentive Plan (the "EIP") to reward certain executive officers for achieving performance goals.  A revised EIP was adopted by the Board in March 2013.  The duration of the EIP is indefinite, and the EIP may be amended or terminated by the Board at any time.  Participation is limited to those employees selected by the Chief Executive Officer and approved by the Compensation and Governance Committee of the Board each

EIP year.  Scott C. Harvard, Dennis A. Dysart, and M. Shane Bell were selected to participate in the EIP along with certain other employees, effective January 1, 2018.

Under the Plan, the Board is responsible for establishing and approving annual performance objectives for the Company and Plan participants, based upon such criteria as may be recommended by the Chief Executive Officer, and the award formula by which all incentive awards under the Plan are calculated.  Plan participants are entitled to a cash distribution under this Plan if, upon the approval of the Board, the Plan award is earned as a result of the attainment of Plan performance objectives and the participant is employed on the payment date.  Awards shall be paid on or after January 1 of the year following the performance period, and no later than March 15 of the year following the performance period.

In the event of a participant’s termination of employment for any reason, including due to death, permanent disability, or retirement, any unpaid awards (including any earned but unpaid awards) shall be forfeited by such participant.  The Company has the right to recover compensation that the Company determines, in its sole discretion, was unjustly paid to an employee under the Plan.  Under the EIP, the Board reserves the right to withhold or adjust individual awards. The Board has not exercised its discretion to withhold bonus payments in the past.

In February 2019, the Company paid awards under the EIP to Scott C. Harvard, Dennis A. Dysart, and M. Shane Bell.  The awards were based on achievement of the Company’s financial performance goals including loan growth, profitability ratios, and earnings. These amounts are disclosed as Non-Equity Incentive Plan Compensation for 2018 in the Summary Compensation Table above.

2014 Stock Incentive Plan

The Company’s 2014 Stock Incentive Plan (the “SIP”) was adopted by the Board of Directors on March 12, 2014, and approved at the Annual Meeting of Shareholders on May 13, 2014. The Plan makes available up to 240,000 shares of common stock for the granting of stock options, restricted stock awards, stock appreciation rights, and other stock-based awards. The Board believes the Plan will be an important factor in attracting, retaining, and rewarding the high caliber individuals essential to the Company’s long-term success. The Board further believes that ownership of the Company’s common stock will stimulate the efforts of those individuals upon whose judgment, interest, and efforts the Company is and will be largely dependent for the successful conduct of its business, and will further align the interests of those individuals with the interests of the Company’s shareholders.
On February 14, 2018, the Company granted 3,309, 1,320, and 1,200 restricted stock units (“RSUs”) under the SIP to Scott C. Harvard, Dennis A. Dysart, and M. Shane Bell, respectively. The grants represented long-term compensation and enhanced retention of the named executive officers. Each restricted stock unit represented a contingent right to receive one share of First National Corporation common stock. One-third of the RSUs granted vested immediately, with the remainder vesting in two equal annual installments beginning February 14, 2019.

Employment Agreements

Effective as of May 22, 2014, the Company entered into an employment contract with Scott C. Harvard.  The term of the agreement began on May 22, 2014 and continued until May 21, 2015. On May 21, 2015, the agreement was extended for one year and has automatically extended each May 21 thereafter, until Mr. Harvard or the Company provides notice to the other party prior to the end of the applicable term.

The agreement with Mr. Harvard contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition, and non-solicitation. The non-competition and non-solicitation covenants continue generally for a period of 12 months following the last day of his employment.

Mr. Harvard will not be entitled to any termination compensation and benefits if he breaches any of the covenants in the agreement relating to the protection of confidential information, non-disclosure, non-competition, and non-solicitation.  He will also not be entitled to any compensation or other benefits, other than payment for all time worked, if his employment is terminated for cause or if Mr. Harvard terminates his employment for other than good reason.

Effective as of October 1, 2002, the Company entered into employment contracts with Dennis A. Dysart and M. Shane Bell.  These contracts were amended December 1, 2008. The term of the agreements for Mr. Dysart and Mr. Bell is at all times two years, which means that at the end of every day, the term of the agreements are extended for one day.

Material terms of these agreements include prohibiting the Company from decreasing the salary of the employee, to provide certain severance payments to the employee if terminated without cause or in the event of a change of control, and covenants related to the protection of confidential information, non-disclosure, non-competition, and non-solicitation.  The non-competition and non-solicitation covenants continue generally for a period of 12 months following the last day of employment.

Mr. Dysart and Mr. Bell will not be entitled to any termination compensation and benefits if any of the covenants in the agreement relating to the protection of confidential information, non-disclosure, non-competition, and non-solicitation are breached. These employees will also not be entitled to any compensation or other benefits, other than payment for all time worked, if employment is terminated for “cause” or if Mr. Dysart or Mr. Bell terminates his employment for other than “good reason” (as those terms are defined in the agreements).

Retirement Benefits

The Bank had a noncontributory, defined benefit pension plan for all full-time employees hired before May 1, 2011 who were over 21 years of age and had at least one year of credited service. Benefits were generally based upon years of service and average compensation for the five highest-paid consecutive years of service. The Bank’s funding practice was to make at least the minimum required annual contribution permitted by the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.  On September 14, 2016, the defined benefit pension plan was amended to be terminated. Under the amendment, benefit accruals ceased as of November 30, 2016. The Internal Revenue Service approved the termination on October 16, 2017 and the Company distributed all plan assets on March 8, 2018.

The Company also maintained a 401(k) plan and an employee stock ownership plan (ESOP) for all eligible employees.  All employees who are age nineteen or older are eligible for the 401(k) plan. On September 14, 2016, the ESOP was amended to freeze the plan to new participants and to cease all contributions, effective December 31, 2016. The amendment also directed matching contributions and certain other retirement contributions made by the Company to the 401(k) plan. On December 31, 2017, the ESOP was amended to be terminated and the Internal Revenue Service approved the termination on May 3, 2018. The Company distributed all assets of the ESOP to participants or beneficiaries on October 10, 2018.

The Bank also has entered into supplemental executive retirement plans (the “SERP”) with each of Mr. Harvard, Mr. Dysart and Mr. Bell. The SERP agreements provide for a normal retirement benefit (equal to $66,667 per year for Mr. Harvard, $70,103 per year for Mr. Dysart and $64,926 per year for Mr. Bell), payable in 180 monthly installments, beginning upon the officer’s separation from service at or after retirement age (68 for Mr. Harvard, and 65 for Mr. Dysart and Mr. Bell). In the event of an officer’s early retirement or voluntary or involuntary separation from service prior to normal retirement age, he will be entitled to receive the portion of such benefit that has been accrued at that time.

In addition, the SERP agreements provides that the officer will be entitled to the present value of his normal retirement benefit upon his separation from service within two years of a “Change in Control” (as defined in the SERP).

Holdings of Stock Awards

The following table contains information concerning unvested stock awards at December 31, 2018 for each of the named executive officers.

Outstanding Equity Awards
Fiscal Year End 2018

	Stock Awards
	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Scott C. Harvard	2/8/2017	441	8,555
	2/14/2018	2,206	42,796

Dennis A. Dysart	2/8/2017	224	4,346
	2/14/2018	880	17,072

M. Shane Bell	2/8/2017	177	3,434
	2/14/2018	800	15,520

(1)
Amounts are comprised of unvested restricted stock units at December 31, 2018. All of these units vest over a two year period from the grant date whereby the executive receives one-half of the shares on the anniversary of the grant date if that executive is employed on the anniversary date.

(2)	Amounts represent the fair market value of the restricted stock units on December 31, 2018. The closing price of the Company’s common stock was $19.40 on that date.

Equity Compensation Plan

The following table sets forth the information at December 31, 2018, with respect to compensation plans under which shares of Common Stock are authorized for issuance:

	Stock Awards
	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity Compensation Plans Approved by Shareholders:

2014 Stock Incentive Plan	-	-	192,329

Equity Compensation Plans Not Approved by Shareholders(1)	-	-	-
Total	-	-	192,329

(1)	The Company does not have any equity compensation plans that have not been approved by shareholders.

Potential Payments Upon Termination or Change of Control

Each employment contract with Mr. Harvard, Mr. Dysart, and Mr. Bell provides that the officer’s employment may be terminated by the Company with or without cause.  If he resigns for “good reason” or is terminated without “cause” (as those terms are defined in the respective employment agreement), however, he is entitled to his salary and benefits for the remainder of his contract.  If his employment terminates for good reason or without cause within one year of a change in control of the Company, he will be entitled to severance payments approximately equal to 299% of his annual cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended.  The following table provides payments that could be due the named executive officers under different scenarios:

Potential Payments Upon Termination or Change of Control

Name	Terminate Employment for Good Reason or Without Cause ($)(1)	Terminate Employment for Good Reason or Without Cause Within 12 months Post Change of Control ($)(2)
Scott C. Harvard	397,574	1,278,425
Dennis A. Dysart	459,060	857,642
M. Shane Bell	423,089	753,463

(1)
Mr. Harvard, Mr. Dysart, and Mr. Bell would have received the payments from the Company shown in the above table for termination of employment as of March 24, 2019 for good reason or without cause. Payments would have been made to these executives in the form of a lump sum payment on the date of termination or resignation.

(2)
Mr. Harvard, Mr. Dysart, and Mr. Bell would have received the payments from the Company shown above for termination of employment as of March 24, 2019 for good reason or without cause within 12 months post Change of Control. Payments would have been made to these executives in the form of a lump sum payment on the date of termination or resignation.

Each contract also contains a covenant not to compete that is in effect while the officer is an officer and employee of the Company and for a 12-month period after termination of his employment.

In addition, the SERP agreements with Mr. Harvard, Mr. Dysart and Mr. Bell provide that the officer will be entitled to the present value of his normal retirement benefit upon his separation from service within two years of a “Change in Control” (as defined in the SERP). The SERP agreements also contain restrictive covenants relating to non-competition and non-solicitation that continue generally for a period of 24 months following his separation from service.

Other Compensation

On February 13, 2019, the Company granted 1,066, 556, and 515 RSUs under the SIP to Scott C. Harvard, Dennis A. Dysart, and M. Shane Bell, respectively. The grants represented long-term compensation and enhanced retention of the named executive officers. Each restricted stock unit represented a contingent right to receive one share of First National Corporation common stock. One-third of the RSUs granted vested immediately, with the remainder vesting in two equal annual installments beginning February 13, 2020.

Director Compensation

The following table provides information about director compensation for the year ended December 31, 2018.

Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Jason C. Aikens (3)	8,750	3,293	12,043
Emily Marlow Beck	20,650	9,878	30,528
Boyce E. Brannock	20,650	9,878	30,528
Elizabeth H. Cottrell	28,450	9,878	38,328
Miles K. Davis (4)	8,500	—	8,500
Christopher E. French (4)	8,500	—	8,500
W. Michael Funk	20,650	9,878	30,528
Scott C. Harvard	—	—	—
Gerald F. Smith, Jr.	21,670	9,878	31,548
James R. Wilkins, III	20,650	9,878	30,528

(1)	Amounts represent retainer fees paid by the Company to directors on a monthly basis for board meetings.

(2)
The amounts in this column reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Boards Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R, Share-Based Payment). The grant date fair value for these stock awards of $21.95 per share was based on the closing sales price of the Company’s common stock on the grant date (August 8, 2018).

(3)	Jason C. Aikens was appointed to the Board of Directors on August 8, 2018.

(4)	Miles K. Davis and Christopher E. French did not stand for re-election to the Board of Directors on May 8, 2018.

Non-employee directors receive a retainer fee of $1,750 per month. They do not receive additional fees for attending meetings. The Chairman of the Board receives an additional retainer fee of $650 per month, and the Vice Chairman of the Board receives an additional retainer fee of $85 per month. Scott C. Harvard, President and Chief Executive Officer of the Company, did not receive fees for his service on the Board.

Whenever the Company deems it appropriate to grant a stock award, the recipient receives a specified number of unrestricted shares of employer stock. During 2018, the Company granted 2,850 unrestricted shares of common stock under the SIP to members of the Board of Directors for their dedicated service and support. There were no unvested stock awards outstanding for directors at December 31, 2018.

Certain Relationships and Related Party Transactions

Some of the directors and officers of the Company are customers of the Bank. No loans to directors or officers involve more than the normal risks of collectability or present other unfavorable features, or are non-accrual, past due, restricted, or considered potential problem loans. All such loans were made in the ordinary course of business and were originated on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank. The balances of loans to directors, executive officers, and their related interests totaled $2.5 million at December 31, 2018, or 4% of the Company’s equity at that date.

The Company has adopted a formal written policy that covers the review and approval of related party transactions by the Board.  The Board reviews all such transactions that are proposed to it for approval.  During such a review, the Board will consider, among other things, the related party’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction, and any other material information. Based on the Company’s Conflict of Interest Policy, the Board also has the responsibility to review conflicts of interest involving directors or executive officers.

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee is comprised of three directors, each of whom is independent within the meaning of the listing standards of Nasdaq. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

▪	Establishing and maintaining the Company’s internal controls over financial reporting;

▪	Assessing the effectiveness of the Company's internal controls over financial reporting;

▪	The preparation, presentation, and integrity of the Company’s consolidated financial statements; and

▪	Compliance with laws, rules and regulations, and ethical business standards.

The Company’s independent registered public accounting firm is responsible for:

▪	Performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting.

The Audit Committee is responsible for the oversight of the Company’s:

▪	Accounting and financial reporting processes;

▪	Internal controls over financial reporting; and

▪
The appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other services for the Company.

In this context, the Audit Committee has met and had discussions with management and Yount, Hyde & Barbour, P.C., the Company’s independent registered public accounting firm.

Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2018 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used, and significant financial reporting issues and judgments made by management in connection with the preparation of such financial statements.

The Audit Committee discussed and reviewed with the independent auditors all communications required by accounting principles generally accepted in the United States of America, and standards of the Public Company Accounting Oversight Board (PCAOB), including those described in Auditing Standard No. 1301, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented, and, with and without management present, discussed and reviewed the results of the independent auditors’ examinations of the financial statements and internal controls. The Audit Committee has received the written disclosures and the letter from Yount, Hyde & Barbour, P.C. required by applicable requirements of the PCAOB regarding Yount, Hyde & Barbour, P.C.’s communications with the Audit Committee and discussed with Yount, Hyde & Barbour, P.C. the firm’s independence from the Company. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent registered public accounting firm.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C. and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.  By recommending that the audited consolidated financial statements be so included, the Audit Committee is not providing an opinion on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit Committee:

Emily Marlow Beck (Chair)
W. Michael Funk
Gerald F. Smith, Jr.

Policy for Approval of Audit and Permitted Non-Audit Services

All audit-related services, tax services, and other services, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee Charter provides for pre-approval of the auditor’s fees and is available on the Company’s website at www.fbvirginia.com under “Investor Relations/Corporate Governance/Documents.” As provided for in the Charter, the Committee reviews, prior to the annual external audit, the scope and general extent of the auditor’s audit procedures, including their engagement letter. The Committee also reviews the extent of non-audit services provided by the external auditors in relation to the objectivity needed in their audit. It was determined the external auditors maintained objectivity considering the non-audit services provided.

Auditor Fees and Services

Audit Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2018 and 2017, and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements for those fiscal years were $115,350 for 2018 and $75,675 for 2017. Fees related to the attestation regarding the adequacy of internal controls over financial reporting were included in the amounts for 2018, which were not incurred for 2017.

Audit-Related Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2018 and 2017 were $20,100 and $18,975, respectively. These services included employee benefit plan audits and pre-approved consultation concerning financial accounting and reporting standards and other related issues for the fiscal years ended December 31, 2018 and 2017.

Tax Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2018 and 2017 were $9,785 and $9,500, respectively. During 2018 and 2017, these services included preparation of federal and state income tax returns, fiduciary trust returns, and consultation regarding tax compliance issues.

All Other Fees

There were no other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2018 and 2017.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Yount, Hyde & Barbour, P.C. served as the independent registered public accounting firm for the year ended December 31, 2018, and has been appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019. Information concerning the fees paid to Yount, Hyde & Barbour, P.C. is included in this proxy statement under the heading “Audit-Related Matters.” Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Although our Bylaws do not require shareholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board of Directors is requesting that the shareholders ratify the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for the fiscal year ending December 31, 2019.

Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting vote be in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the ratification of the appointment of Company’s independent registered public accounting firm is approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO – RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C.

PROPOSAL THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In 2010, Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, usually referred to as the Dodd-Frank Act. Among the provisions of the act is the opportunity for our shareholders to vote their approval, on a non-binding basis, of the compensation of our executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
In 2013, the Company’s shareholders voted to hold this advisory vote on executive compensation every three years. We also are asking our shareholders to consider the frequency of future shareholder votes on executive compensation again this year, as discussed further in Proposal Four. If we continue to hold this advisory vote every three years, shareholders will be asked to vote to approve executive compensation again in 2022.
In connection with the foregoing, the Board of Directors of the Company is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:
“RESOLVED, that the shareholders approve the compensation of named executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.”
Non-binding approval of the Company’s executive compensation program requires that a majority of the votes cast at the Annual Meeting vote be in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.
Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Compensation and Governance Committee may, however, take into account the outcome of the vote when considering future executive compensation agreements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL THREE - ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR:

ADVISORY VOTE ON FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the non-binding advisory vote regarding executive compensation, our shareholders also have the opportunity to vote, on an advisory basis, for their preference as to whether this advisory vote should be conducted every one, two, or three years in the future. This non-binding vote on “frequency” will be provided at least once every six years and was last considered by the Company’s shareholders at the Company’s 2013 Annual Meeting.
After careful consideration, our Board and Compensation and Governance Committee believe that conducting the “say-on-pay” advisory vote every three years is appropriate for the Company for the following reasons:

•
a three-year voting cycle allows shareholders to review compensation, not just over current year information but over several years of compensation information that we report in our proxy statements, which also allows shareholders sufficient time to evaluate the impact of changes made in one year where outcomes may not be immediately known;

•	a three-year voting cycle is more closely aligned with a longer-term view of compensation; and

•
a three-year voting cycle allows sufficient time for the Compensation and Governance Committee to more fully evaluate philosophy and long-term compensation strategy, conduct more meaningful dialogue with shareholders, and implement and evaluate the impact of changes deemed appropriate.

The Company recognizes that shareholders may have different views as to the best approach for the Company, and we look forward to hearing from our shareholders as to the frequency of an advisory vote on executive compensation. As with the advisory nature of the “say-on-pay” vote on executive compensation, the advisory vote on frequency of such voting is also non-binding on the Board and Compensation and Governance Committee. However, the Compensation and Governance Committee will give careful consideration to guidance expressed by the voting results of our shareholders.
The proxy card provides shareholders with the opportunity to choose among four options (rotating the vote every one, two or three years, or abstaining). The alternative receiving the greatest number of votes will be the frequency that shareholders approve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A THREE YEAR CYCLE OF VOTING ON FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

OTHER INFORMATION

Shareholder Communications

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2020 Annual Meeting of Shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 112 West King Street, Strasburg, Virginia 22657, no later than November 28, 2019, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting.  The Company presently anticipates holding the 2020 Annual Meeting of Shareholders on May 13, 2020.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process.  For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of First National Corporation not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of May 13, 2020 for the 2020 Annual Meeting of Shareholders, the Company must receive such notice no later than March 14, 2020 and no earlier than February 13, 2020.  Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore, and other specified matters regarding the shareholder giving the notice. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of First National Corporation.

Annual Report to Shareholders

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2018 accompanies this Proxy Statement.  Additional copies may be obtained by written request to the Secretary of First National Corporation at the address indicated below.  The Annual Report is not part of the proxy solicitation materials.

Upon receipt of a written request of any person who, on the record date, was record owner of shares of common stock or who represents in good faith that he or she was on such date the beneficial owner of shares of common stock entitled to vote at the Annual Meeting of Shareholders, the Company will furnish to such person, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2018 and its quarterly reports on Form 10-Q and the exhibits thereto, required to be filed with the SEC under the Exchange Act. Any such request should be made in writing to M. Shane Bell, Chief Financial Officer, First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Other Matters

The Board of First National Corporation is not aware of any other matters that may come before the Annual Meeting.  However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

FIRST NATIONAL CORPORATION - VA
ATTN: ACCOUNTING DEPARTMENT
1835 VALLEY AVENUE
WINCHESTER, VA 22601

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E69712-Z74787

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST NATIONAL CORPORATION - VA

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jason C. Aikens
02) Emily Marlow Beck
03) Boyce E. Brannock
04) Elizabeth H. Cottrell
05) W. Michael Funk
06) Scott C. Harvard
07) Gerald F. Smith, Jr.
08) James R. Wilkins, III

The Board of Directors recommends you vote FOR proposals 2 and 3 and for 3 YEARS on proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. To approve, on a non-binding advisory basis, the frequency of future shareholder advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are
available at www.proxyvote.com.

E69713-Z74787

FIRST NATIONAL CORPORATION - VA
Annual Meeting of Shareholders
May 8, 2019 10:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Elizabeth H. Cottrell and Scott C. Harvard, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of FIRST NATIONAL CORPORATION - VA that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at the First Bank Operations Center, 406 Borden Mowery Drive, Strasburg, Virginia, on Wednesday May 8, 2019, beginning at 10:00 AM EDT, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side